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Exhibit 23.1



                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the use in this Amendment No. 2 to Registration Statement 333-87273 of DPEC, INC. on Form S-1 of our report dated September 15, 1999, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


Deloitte & Touche LLP
Columbus, Ohio

March 20, 2000